Exhibit 23.2

                           DeGolyer and MacNaughton
                              One Energy Square
                             Dallas, Texas 75206


                                 May 14, 1997


Triton  Energy  Limited
Caledonian  House
Mary  Street
P.O.  Box  1043
George  Town
Grand  Cayman,  Cayman  Islands

Gentlemen:

     We hereby consent to (i) the incorporation by reference from the Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K") of Triton Energy Limited (the "Company"), of certain data from our report dated February 13, 1997, entitled "Appraisal Report as of December 31, 1996 on Certain Properties in Colombia owned by Triton Colombia Incorporated", and the specific references to our firm under the caption "Business and Properties - Reserves" and in note 25 of the Notes to the Consolidated Financial Statements under the caption "Oil and Gas Reserve Data" in the Form 10-K, in the Registration Statement of the Company on Form S-8 to be filed in May 1997 relating to an offering of the Company's securities and (ii) the references to our firm in such Registration Statement under the caption "Experts". Our estimates of reserves, however, for the Cusiana and Cupiagua fields have been aggregated in the Form 10-K with other Colombian reserves for which we have not prepared estimates.


     Very  truly  yours,


     DeGOLYER  and  MacNAUGHTON